Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Karen M. King
Vice President Investor Relations, Corporate Communications
847/585-3899
www.careered.com

CAREER EDUCATION CORPORATION REPORTS

ON SPECIAL COMMITTEE INVESTIGATION

                Hoffman Estates, Ill. (May 9, 2005) — The Board of Directors of Career Education Corporation (NASDAQ: CECO) formed a special committee in June 2004 to conduct an independent investigation of allegations of securities laws violations. These allegations were asserted against the company in the class action lawsuit captioned In re Career Education Corporation Securities Litigation (formerly known as Taubenfeld vs. CEC).  The special committee retained the law firm of McDermott, Will & Emery LLP, which in turn retained the forensic accounting firm Navigant Consulting, Inc., to assist in the investigation. Among other things, the investigation reviewed the allegations related to the company’s accounting practices and reported statistics relating to starts, student population and placement.

                The special committee did not find support for the claims that Career Education or its senior management engaged in the securities laws violations alleged in the class action lawsuit.  The committee did find wrongful conduct by individual employees of the company, but specifically found that the wrongful activity was not directed or orchestrated by the company’s senior management.

                Career Education has undertaken a number of steps to improve its internal controls in both the finance and compliance areas, including the further development and expansion of its compliance infrastructure.  The special committee recommended additional improvements relating to the company’s financial, compliance and other controls.  Career Education’s Board of Directors and senior management are continuing to evaluate the results and recommendations of the special committee.  The Board of Directors has requested that the special committee and its counsel remain in place to conduct further investigation, as appropriate.

                As previously announced, the Securities and Exchange Commission (“SEC”) is currently conducting a formal investigation of the company.  The company also previously reported that the Justice Department is conducting an investigation.  While the company continues in its efforts to cooperate with the SEC, it cannot predict the outcome of the SEC or Justice Department investigations.

                Career Education Corporation (www.careered.com) is one of the largest providers of private, for-profit postsecondary education and has a presence in both on-campus and online education.  CEC’s Colleges, Schools and Universities Group operates over 80 campuses in the U.S., Canada, France, the United Kingdom and the United Arab Emirates and offers doctoral degree, master’s degree, bachelor’s degree, associate degree and diploma programs in the career-oriented disciplines of business studies, visual communication and design technologies, health education, information technology, and culinary arts.  The Online Education Group operates American InterContinental University Online and Colorado Technical University Online and offers a variety of degrees in information technology, business, visual communication and education.  CEC’s total student population on April 30, 2005 was approximately 96,700 students.

                Except for the historical and present factual information contained herein, the matters set forth in this release, including statements under “Business Outlook” and statements identified by words such as “anticipates,” “expects,” “projects,” “plans,” “will,” and similar expressions, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on information currently available to us and involve risks and uncertainties that could cause our actual growth, results, performance and business prospects and opportunities to differ materially from those expressed in, or implied by these statements. These risks and uncertainties, the outcome of which could materially and adversely affect our financial condition and operations, include, but are not limited to: risks related to our ability to comply with, and the impact of changes in, legislation and regulations that affect our ability to participate in student financial aid programs; costs, risks and effects of legal and administrative proceedings and investigations and governmental regulations, including the pending Securities and Exchange Commission and Justice Department investigations and, class action, derivative, Qui Tam, and other lawsuits; cost and potential impact of findings by the special committee of our Board of Directors that is investigating allegations of securities laws violations against CEC; risks related to our ability to comply with accrediting agency requirements or obtain accrediting agency approvals; costs and difficulties related to the integration of acquired businesses; future financial and operational results; competition; general economic conditions; ability to manage and continue growth; and other risk factors relating to our industry and business, as detailed in our Annual Report on Form 10-K for the year ended December 31, 2004, and from time to time in our other reports filed with the SEC. We disclaim any responsibility to update these forward-looking statements.

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